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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the inclusion in this registration statement on Form S-1 of our report dated January 25, 1999 on our audits of the financial statements and financial statement schedule of Autoweb.com, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data." However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 16, 1999